Exhibit 99.1

FINANCIAL NEWS

SANMINA REPORTS THIRD QUARTER FISCAL 2016 RESULTS

San Jose, CA — July 25, 2016.  Sanmina Corporation (“Sanmina” or the “Company”) (NASDAQ: SANM), a leading integrated manufacturing solutions company, today reported financial results for the third fiscal quarter ended July 2, 2016.

Third Quarter Fiscal 2016 Summary

•            Revenue of $1.67 billion

•            GAAP operating margin of 3.3 percent

•            GAAP diluted earnings per share of $0.38

•            Non-GAAP(1) operating margin of 3.7 percent

•            Non-GAAP(1) diluted earnings per share of $0.63

Revenue for the third quarter was $1.67 billion, compared to $1.61 billion in the prior quarter and $1.54 billion for the same period of fiscal 2015.

GAAP operating income in the third quarter was $54.6 million or 3.3 percent of revenue, compared to $47.3 million or 3.1 percent of revenue in the third quarter fiscal 2015.  GAAP net income in the third quarter was $29.5 million, compared to $24.5 million for the same period a year ago.  GAAP diluted earnings per share for the quarter were $0.38, compared to $0.29 in the third quarter of fiscal 2015.

Non-GAAP operating income in the third quarter was $61.9 million or 3.7 percent of revenue, compared to $59.2 million or 3.8 percent of revenue in the third quarter fiscal 2015.  Non-GAAP net income in the third quarter was $48.2 million, compared to $45.1 million in the same period a year ago.  Non-GAAP diluted earnings per share for the quarter were $0.63, compared to $0.53 for the same period a year ago.

“Results for the quarter were in line with our outlook.  Revenue was up 3.6 percent sequentially and 8.5 percent year over year driven by the ramp of new programs,” stated Jure Sola, Chairman and Chief Executive Officer of Sanmina Corporation.  “Executing our business plan, expanding our existing customer relationships and growing with new customers positions Sanmina for a better future.  We will continue to invest in technologies and capabilities that strengthen our value proposition and enhance shareholder value,” concluded Sola.

Balance Sheet Summary

•            Ending cash and cash equivalents were $409.6 million

•            Cash flow from operations was $81.5 million

•            Repurchased 0.4 million common shares for $9.9 million

•            Inventory turns were 6.7x

•            Cash cycle days were 42.6 days

Fourth Quarter Fiscal 2016 Outlook

The following forecast is for the fourth fiscal quarter ending October 1, 2016.  These statements are forward-looking and actual results may differ materially.

•                  Revenue between $1.675 billion to $1.725 billion

•                  Non-GAAP diluted earnings per share between $0.64 to $0.68

Company Conference Call Information

Sanmina will hold a conference call regarding financial results for the third quarter fiscal 2016 on Monday, July 25, 2016 at 5:00 p.m. ET (2:00 p.m. PT).  The access numbers are: domestic 877-273-6760 and international 706-634-6605. The conference will also be broadcast live over the Internet.  You can log on to the live webcast at www.sanmina.com.  Additional information in the form of a slide presentation is available by logging onto Sanmina’s website at www.sanmina.com.  A replay of the conference call will be available for 48-hours.  The access numbers are: domestic 855-859-2056 and international 404-537-3406, access code is 52303058.

(1)In the commentary set forth above and/or in the financial statements included in this earnings release, we present the following non-GAAP financial measures: operating income, operating margin, net income and diluted earnings per share.  In computing each of these non-GAAP financial measures, we exclude charges or gains relating to: stock-based compensation expenses, restructuring costs (including employee severance and benefits costs and charges related to excess facilities and assets), acquisition and integration costs (consisting of costs associated with the acquisition and integration of acquired businesses into our operations), impairment charges for goodwill and other assets, amortization expense and charges associated with distressed customers, litigation settlements, gains and losses on sales of assets and redemptions of debt, discrete tax events and deferred tax changes to the extent material in the applicable period.   See Schedule 1 below for more information regarding our use of non-GAAP financial measures, including the economic substance behind each exclusion, the manner in which management uses non-GAAP measures to conduct and evaluate the business, the material limitations associated with using such measures and the manner in which management compensates for such limitations. A reconciliation of the non-GAAP results contained in this release to their most directly comparable GAAP measures is included in the financial statements contained in this release.  Sanmina provides its fourth quarter fiscal 2016 outlook for earnings per share only on a non-GAAP basis due to the inherent uncertainties associated with forecasting the timing and amount of acquisitions, restructuring activities, asset impairments and the incurrence of discrete tax events and deferred tax changes.

About Sanmina

Sanmina Corporation is a leading integrated manufacturing solutions provider serving the fastest growing segments of the global Electronics Manufacturing Services (EMS) market. Recognized as a technology leader, Sanmina provides end-to-end manufacturing solutions, delivering superior quality and support to Original Equipment Manufacturers (OEMs) primarily in the communications networks, storage, industrial, defense, medical, energy and industries that include embedded computing technologies such as, point of sale devices, casino gaming and automotive. Sanmina has facilities strategically located in key regions throughout the world. More information regarding the company is available at http://www.sanmina.com.

Sanmina Safe Harbor Statement

Certain statements contained in this press release, including the Company’s outlook for the fourth quarter fiscal 2016, constitute forward-looking statements within the meaning of the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934. Actual results could differ materially from those projected in these statements as a result of a number of factors, including adverse changes to the key markets we target; risks arising from our international operations; credit problems experienced by our customers; competition that could cause us to lose sales; consolidation among our customers and suppliers that could adversely affect our business; and the other factors set forth in the Company’s annual and quarterly reports filed with the Securities Exchange Commission (“SEC”).

The Company is under no obligation to (and expressly disclaims any such obligation to) update or alter any of the forward-looking statements made in this earnings release, the conference call or the Investor Relations section of our website whether as a result of new information, future events or otherwise, unless otherwise required by law.

Sanmina Contact

Paige Bombino

Vice President, Investor Relations

(408) 964-3610

Press Release Financials	SANMINA
2700 North First Street
San Jose, CA 95134
Tel: 408-964-3610

Condensed Consolidated Balance Sheets

(in thousands)

(GAAP)

	July 2,	October 3,
	2016	2015
	(Unaudited)
ASSETS

Current assets:
Cash and cash equivalents	$409,620	$412,253
Accounts receivable, net	999,838	936,952
Inventories	913,110	918,728
Prepaid expenses and other current assets	58,388	55,047
Total current assets	2,380,956	2,322,980

Property, plant and equipment, net	616,243	590,844
Deferred tax assets	465,189	497,605
Other	115,998	81,835
Total assets	$3,578,386	$3,493,264

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$1,111,445	$1,035,323
Accrued liabilities	136,276	111,416
Accrued payroll and related benefits	116,794	120,402
Short-term debt	83,416	113,416
Total current liabilities	1,447,931	1,380,557

Long-term liabilities:
Long-term debt	434,129	423,949
Other	165,709	168,287
Total long-term liabilities	599,838	592,236

Stockholders’ equity	1,530,617	1,520,471
Total liabilities and stockholders’ equity	$3,578,386	$3,493,264

Condensed Consolidated Statements of Income

(in thousands, except per share amounts)

(GAAP)

(Unaudited)

	Three Months Ended		Nine Months Ended
	July 2,	June 27,	July 2,	June 27,
	2016	2015	2016	2015

Net sales	$1,669,474	$1,539,271	$4,815,362	$4,737,963
Cost of sales	1,542,813	1,418,709	4,428,351	4,375,792
Gross profit	126,661	120,562	387,011	362,171

Operating expenses:
Selling, general and administrative	61,982	59,736	183,169	176,177
Research and development	9,444	8,339	29,088	23,967
Amortization of intangible assets	918	314	2,528	1,164
Restructuring costs	(266)	7,711	1,491	12,451
Asset impairments	—	—	1,000	1,954
Gain on sales of long-lived assets	—	(2,821)	—	(3,957)
Total operating expenses	72,078	73,279	217,276	211,756

Operating income	54,583	47,283	169,735	150,415

Interest income	177	273	484	827
Interest expense	(6,410)	(6,017)	(18,641)	(18,651)
Other income (expense), net	1,138	(1,248)	1,409	(3,141)
Interest and other, net	(5,095)	(6,992)	(16,748)	(20,965)

Income before income taxes	49,488	40,291	152,987	129,450

Provision for income taxes	19,954	15,816	65,954	67,571

Net income	$29,534	$24,475	$87,033	$61,879

Basic income per share	$0.40	$0.30	$1.15	$0.75
Diluted income per share	$0.38	$0.29	$1.10	$0.72

Weighted-average shares used in computing per share amounts:
Basic	73,620	81,700	75,609	82,357
Diluted	76,992	85,493	78,872	86,308

Reconciliation of GAAP to Non-GAAP Measures

(in thousands, except per share amounts)

(Unaudited)

	Three Months Ended		Nine Months Ended
	July 2,	June 27,	July 2,	June 27,
	2016	2015	2016	2015

GAAP Operating Income	$54,583	$47,283	$169,735	$150,415
GAAP operating margin	3.3%	3.1%	3.5%	3.2%
Adjustments
Stock compensation expense (1)	5,422	4,273	17,959	15,478
Amortization of intangible assets	2,120	774	5,600	2,694
Reversal of contingent consideration accrual (2)	—	—	(7,558)	—
Distressed customer charges (3)	—	1,700	—	4,802
Restructuring costs	(266)	7,711	1,491	12,451
Gain on sales of long-lived assets	—	(2,552)	—	(3,748)
Asset impairments	—	—	1,000	1,954
Non-GAAP Operating Income	$61,859	$59,189	$188,227	$184,046
Non-GAAP operating margin	3.7%	3.8%	3.9%	3.9%

GAAP Net Income	$29,534	$24,475	$87,033	$61,879

Adjustments:
Operating income adjustments (see above)	7,276	11,906	18,492	33,631
Loss on extinguishment of debt (4)	—	847	—	3,760
Bargain purchase gain (5)	—	—	(1,642)	—
Litigation settlements (6)	—	—	—	(273)
Deferred and non-recurring tax adjustments	11,439	7,860	40,478	42,586
Non-GAAP Net Income	$48,249	$45,088	$144,361	$141,583

GAAP Net Income Per Share:
Basic	$0.40	$0.30	$1.15	$0.75
Diluted	$0.38	$0.29	$1.10	$0.72

Non-GAAP Net Income Per Share:
Basic	$0.66	$0.55	$1.91	$1.72
Diluted	$0.63	$0.53	$1.83	$1.64

Weighted-average shares used in computing per share amounts:
Basic	73,620	81,700	75,609	82,357
Diluted	76,992	85,493	78,872	86,308

(1)         Stock compensation expense was as follows:

	Three Months Ended		Nine Months Ended
	July 2,	June 27,	July 2,	June 27,
	2016	2015	2016	2015

Cost of sales	$1,542	$1,412	$4,879	$4,479
Selling, general and administrative	3,669	2,810	12,657	10,872
Research and development	211	51	423	127
Total	$5,422	$4,273	$17,959	$15,478

(2)         Represents a reduction in an accrual for contingent consideration related to an acquisiton completed in a previous period.

(3)         Relates to inventory and bad debt reserves associated with distressed customers.

(4)         Represents a loss, including write-off of unamortized debt issuance costs, on debt redeemed, repurchased or otherwise extinguished prior to maturity.

(5)         Represents a bargain purchase gain recorded in connection with an acquisition.

(6)         Represents cash received in connection with certain litigation settlements.

Schedule 1

The commentary and financial information above includes non-GAAP measures of operating income, operating margin, net income and earnings per share.  Management excludes from these measures stock-based compensation, restructuring, acquisition and integration expenses, impairment charges, amortization charges and  charges associated with distressed customers, litigation settlements, gains and losses on sales of assets and redemptions of debt, discrete tax events and deferred tax changes to the extent material in the applicable period, and as more fully described below.

Management excludes these items principally because such charges are not directly related to the Company’s ongoing core business operations. We use such non-GAAP measures in order to (1) make more meaningful period-to-period comparisons of Company’s operations, both internally and externally, (2) guide management in assessing the performance of the business, internally allocating resources and making decisions in furtherance of Company’s strategic plan, (3) provide investors with a better understanding of how management plans and measures the business and (4) provide investors with a better understanding of the ongoing, core business. The material limitations to management’s approach include the fact that the charges and expenses excluded are nonetheless charges required to be recognized under GAAP. Management compensates for these limitations primarily by using GAAP results to obtain a complete picture of the Company’s performance and by including a reconciliation of non-GAAP results back to GAAP in its earnings releases.

Additional information regarding the economic substance of each exclusion, management’s use of the resultant non-GAAP measures, the material limitations of management’s approach and management’s methods for compensating for such limitations is provided below.

Stock-based Compensation Expense, which consists of non-cash charges for the estimated fair value of stock options and unvested restricted stock units granted to employees, is excluded in order to permit more meaningful period-to-period comparisons of the Company’s results since the Company grants different amounts and value of stock options in each quarter. In addition, given the fact that competitors grant different amounts and types of equity award and may use different option valuation assumptions, excluding stock-based compensation permits more accurate comparisons of the Company’s core results with those of its competitors.

Restructuring, Acquisition and Integration Expenses, which consist of severance, lease termination, exit costs and other charges primarily related to closing and consolidating manufacturing facilities and those associated with the acquisition and integration of acquired businesses, are excluded because such charges (1) can be driven by the timing of acquisitions which are difficult to predict, (2) are not directly related to ongoing business results and (3) do not reflect expected future operating expenses. In addition, given the fact that the Company’s competitors complete acquisitions and adopt restructuring plans at different times and in different amounts than the Company, excluding these charges permits more accurate comparisons of the Company’s core results with those of its competitors. Items excluded by the Company may be different from those excluded by the Company’s competitors and restructuring and integration expenses include both cash and non-cash expenses. Cash expenses reduce the Company’s liquidity. Therefore, management also reviews GAAP results including these amounts.

Impairment Charges, which consist of non-cash charges, are excluded because such charges are non-recurring and do not reduce the Company’s liquidity. In addition, given the fact that the Company’s competitors may record impairment charges at different times, excluding these charges permits more accurate comparisons of the Company’s core results with those of its competitors.

Amortization Charges, which consist of non-cash charges impacted by the timing and magnitude of acquisitions of businesses or assets, are also excluded because such charges do not reduce the Company’s liquidity. In addition, such charges can be driven by the timing of acquisitions, which is difficult to predict. Excluding these charges permits more accurate comparisons of the Company’s core results with those of its competitors because the Company’s competitors complete acquisitions at different times and for different amounts than the Company.

Other Items, which consist of charges associated with distressed customers, litigation settlements, gains and losses on sales of assets and redemptions of debt, discrete tax events and deferred tax changes to the extent material are excluded because such items are typically non-recurring, difficult to predict or not directly related to the Company’s ongoing core operations. However, items excluded by the Company may be different from those excluded by the Company’s competitors. In addition, these expenses include both cash and non-cash expenses. Cash expenses reduce the Company’s liquidity. Management compensates for these limitations by reviewing GAAP results including these amounts.